Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109585 and 333-114769) of Guardian Technologies International, Inc. of our report dated May 6, 2003, relating to the consolidated financial statements which appear in this Form 10-KSB/A

/S/ ARONSON & COMPANY

Rockville, Maryland

May 12, 2006